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                      RFS HOTEL INVESTORS, INC.COMMON STOCK

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                 March 25, 1998


J.C. BRADFORD & CO.
330 Commerce Street
Nashville, Tennessee  37201
Dear Sirs:


     RFS Hotel Investors, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell to J.C. Bradford & Co. ("you" or the "Underwriter") an aggregate of 547,946 shares of Common Stock, $.01 par value per share, of the Company (the "Shares").

     The Company is the sole general partner of, and the Company owns an approximately 90.5% interest in, RFS Partnership, L.P. (the "Partnership"), a Tennessee limited partnership. The Partnership currently owns 60 hotels and one hotel is owned by a subsidiary of the Company as described in the Prospectus (individually, a "Hotel," and, collectively, the "Hotels"). The Partnership leases the Hotels to, and certian of the Hotels are operated by, certain lessees (the "Lessees") pursuant to separate leases (the "Leases"). Other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Registration Statement.

     Section 1. Representations and Warranties of the Company and the Partnership. The Company and the Partnership jointly and severally represent and warrant to and agree with each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); a registration statement on Form S-3 (Registration No. 333-3307) (the "Registration Statement"), including a prospectus relating to the securities referred to therein, any of which may be offered from time to time in accordance with Rule 415 under the Act, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Act, and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, was filed with the Commission under the Act and was declared effective on July 30, 1996. A copy of the Registration Statement in the form declared effective by the Commission has been delivered by the Company to you. A prospectus supplement, dated the date hereof, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus Supplement"), including the prospectus contained in the Registration



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     Statement dated July 30, 1996 (the "Base Prospectus") setting forth or incorporating by reference the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company the Partnership and their business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" as used herein means the Registration Statement, as amended at the time it or any amendment thereto became effective under the Act (the "Effective Date"), including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of such registration statement as of its Effective Date pursuant to paragraph (b) of Rule 430A of the Rules and Regulations. Any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the Effective Date of the Registration Statement and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. The term "Prospectus" as used herein means, collectively, the Prospectus Supplement and the Base Prospectus supplemented by such Prospectus Supplement (including, in the case of such prospectus, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus Supplement and the Closing Date, as the case may
     be).

          (b) No order preventing or suspending the use of the Prospectus had been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and the Registration Statement at its Effective Date, the Prospectus at its date of issue and any amendment or supplement thereto, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Registration Statement or Prospectus.

          (c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations adopted by the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.




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          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company.

          (e) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Tennessee Revised Uniform Limited Partnership Act (the "Tennessee Act") with all requisite partnership power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company. The Company is the sole general partner of the Partnership and holds approximately 90.5% of the outstanding Partnership units ("Units").

          (f) The Company has full corporate right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (g) The Partnership has full partnership right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.



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          (h) Each of the Fourth Amended and Restated Agreement of Limited
     Partnership of the Partnership (the "Partnership Agreement") and the Leases has been duly authorized, executed and delivered by the parties thereto and constitute valid and binding agreements, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles..

          (i) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby and thereby, other than with respect to state securities or real estate syndication laws, has been made or obtained and is in full force and effect.

          (j) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby by the Company or the Partnership as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or the Partnership; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, any of them, any of their respective properties or other assets or any Hotel is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

          (k) The Shares to be issued and sold to the Underwriter hereunder have been validly authorized by the Company. When issued and delivered against payment therefor provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

          (l) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of shareholders. Except as disclosed in the



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     Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

          (m) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and, except with respect to shares issued pursuant to an underwritten public offering, were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (n) All of the issued Partnership Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable. None of the issued Partnership Units have been issued or is owned or held in violation of any preemptive right. The Partnership Units to be issued to the Company at the Closing Time have been duly and validly authorized by the Partnership. At the Closing Time, such Units will be validly issued, fully paid and nonassessable. All of the outstanding Partnership Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The Partnership Units to be issued to the Company at the Closing Time will be issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

          (o) The financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the Company for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. In addition, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Furthermore, all financial statements required by Rule 3-14 of Regulation S-X ("Rule 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rule 3-14. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

          (p) Coopers & Lybrand L.L.P., who have examined and are reporting upon the Company's audited financial statements and schedules incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports



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     incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

          (q) None of the Company or the Partnership has sustained, since December 31, 1997, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company or the Partnership, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company or the Partnership, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or the Partnership, which is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock or partnership interests, as applicable, of the Company or the Partnership, or (v) any transaction that is material to the Company or the Partnership, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

          (r) The Partnership has good and marketable title in fee simple to all real property and the improvements located thereon owned by it, including the Hotels, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the Prospectus or the title insurance policies relating to such properties or such as do not have a material adverse effect on the Parrtnership's ownership or use of such property. The Company does not own or lease any real property. The Partnership has a leasehold interest in any real property held under lease. All such leases are valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property, by the Partnership. Such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material adverse claim asserted by anyone adverse to the rights of the Partnership under any of the leases or affecting the right to the continued possession of the leased property. The Company and the Partnership have good title to all personal property owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or the Partnership. Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or



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     other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of or with respect to the Partnership or the Company.

          (s) Neither the Company nor the Partnership is in violation of its respective charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which either such entity is a party or to which either such entity or any of its properties is subject. Neither the Company nor the Partnership is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

          (t) There is not pending or, to the knowledge of the Company or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company or the Partnership or any of their respective officers and directors or to which the properties, assets or rights of either such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any such entity or which could adversely affect the consummation of the transactions contemplated by this Agreement.

          (u) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the best knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or the Partnership or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements, if any, between the Company or the Partnership, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or the Partnership, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general


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

     applicability relating to or affecting creditors' rights and by general equitable principles.

          (v) Neither the Company nor the Partnership owns any franchise agreement (including the franchises relating to the Hotels) and neither the Company nor the Partnership has received any notice of proceedings relating to revocation or modification of any licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

          (w) To the best of the Company's and the Partnership's knowledge, the Company's and the Partnership's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's, and the Partnership's financial statements; and, to the best of the Company's and the Partnership's knowledge, neither the Company nor the Partnership or any employee or agent thereof, has made any payment of funds of the Company or the Partnership, a Lessee or an Operator, as the case may be, or received or retained any funds and no funds of the Company, the Partnership, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (x) Each of the Company and the Partnership (to the extent not consolidated with the Company) has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of such entity. All tax liabilities are adequately provided for on the respective books of such entities.

          (y) The Company and the Partnership maintain insurance (issued by insurers of recognized financial responsibility) which each of the Company and the Partnership deem adequate for their respective businesses, all of which insurance is in full force and effect.

          (z) Each of the Company, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

          (aa) The Shares have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.



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


          (bb) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

          (cc) Except as otherwise disclosed in the Prospectus, neither the Company nor the Partnership has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned by the Company and the Partnership, including the Hotels (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company's and the Partnership's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws") in all material respects, and the Company and the Partnership have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor the Partnership has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or the Partnership, alleges that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards which, if determined adversely to to the Company or the Partnership, could have a material adverse effect on the Company.

          (dd) The Company is organized in conformity with the requirements for qualifications as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code.

     The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

          (ee) Neither the Company nor the Partnership is, will become as a result of the transactions contemplated hereby, or will conduct their respective businesses in a manner in which such entity would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Any certificate signed by any officer of the Company on behalf of the Company or the Partnership and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby.

     Section 2. Sale and Delivery of the Shares to the Underwriter; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Shares at a purchase price of $17.3375 per share.

          (b) Payment of the purchase price for and delivery of certificates in definitive form representing the Shares shall be made at the offices of J.C. Bradford & Co., 330 Commerce Street, Nashville, Tennessee 37201 ("Bradford's Office") or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m., Nashville time on March 30, 1998 or at such other time not more than three full business days thereafter as you and the Company may determine , (such date and time of payment and delivery being herein called the "Closing Time"). Payment for the Shares shall be made to the Company by wire transfer of immediately available funds against delivery to you of the Shares through the facilities of The Depository Trust Company.

          (c) The certificates for the Shares so to be delivered will be made available to you for inspection at Bradford's Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least one full business day prior to the Closing Date.

          (d) After the Registration Statement becomes effective, you intend to offer and sell the Shares as set forth in the Prospectus.

     Section 3. Certain Covenants of the Company and the Partnership. The Company and the Partnership covenant and agree with the Underwriter as follows:

          (a) The Company (i) has prepared or will prepare a Prospectus Supplement setting forth the number of Shares covered thereby, the name of the Underwriter and the number of Shares which the Underwriter has agreed to purchase, the price at




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

     which the Shares are to be purchased by the Underwriter from the Company and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares, and file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares; (ii) will not file any amendment to the Registration Statement or supplement to the Prospectus, in either case, relating to the offering and sale of the Shares, of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and
     (iii) will promptly notify you after it shall have received notice of the time when any amendment to the Registration Statement relating to the offering and sale of the Shares becomes effective or when any supplement to the Prospectus relating to the offering and sale of the Shares has been filed.

          (b) The Company will advise you promptly after it shall receive notice or obtain knowledge, of any request of the Commission for amendment of the Registration Statement relating to the offering and sale of the Shares or for supplement to the Prospectus relating to the offering and sale of the Shares or for any additional information relating to the offering and sale of the Shares, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the offering and sale of the Shares or the use of the Prospectus relating to the offering and sale of the Shares or of the institution or threatening of any proceedings for that purpose relating to the offering and sale of the Shares, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus in connection with the offering and sale of the Shares and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with you and your counsel in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as you may have designated and will make such applications, file such documents, and furnish such information as may be necessary for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation as doing business in any jurisdiction where it is not now so taxed. The Company will, from time to time, file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request, subject to the foregoing provision.

          (d) The Company will deliver to you, without charge, as many copies of the Prospectus (including all documents incorporated by reference therein), or as it thereafter may be amended or supplemented in connection with the offering and sale of the Shares, as you may from time to time reasonably request. The Company consents to the use of such Prospectus by you, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered, and for such other purposes as may be legally required in connection with the offering or sale of the Shares. The Company will deliver to you at or before the Closing Date two conformed copies of the Registration Statement and all amendments thereto, including, upon your request, all exhibits filed therewith or incorporated by reference therein and all documents incorporated by reference in the Prospectus and will deliver to you such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as you may reasonably request.

          (e) If, during the period in which a prospectus is required by law to be delivered by an underwriter or dealer in connection with the offering and sale of the Shares, any event shall occur as a result of which, in the judgment of the Company or in your judgment or in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus in connection with the offering and sale of the Shares to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is required to be delivered, be misleading, or so that the Prospectus will comply with law.

          (f) The Company will make generally available to its shareholders and will file in a report pursuant to the Exchange Act, as soon as it is practicable to do so, an earnings statement in reasonable detail, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (g) The Company will apply the proceeds from the sale of the Shares as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K of the Commission.

          (h) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

          (i) Prior to the Closing Date, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conference, with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior written consent.

          (j) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the New York Stock Exchange.

          (k) The Company and the Partnership will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and the Partnership, (3) access to the assets of the Company and the Partnership is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and the Partnership are compared with existing assets at reasonable intervals.

          (l) During any period in which a prospectus is required by law to be delivered by an Underwriter or dealer in connection with the offering and sale of the Shares, the Company and the Partnership will promptly file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (m) The Company intends to continue to qualify, and will use its best efforts to continue to meet the requirements to qualify, as a "real estate investment trust" under the Code.

     Section 4. Payment of Expenses. The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for the Underwriters except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement, the certificates representing the Shares and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares to the Underwriter, including any transfer taxes payable upon the sale of the Shares to the Underwriter (other than transfer taxes on resales by the Underwriter), (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities and real estate syndication laws in the accordance with Section 3(c) of this Agreement, including filing fees and fees and disbursements of counsel for the Underwriter in connection therewith, (f) all fees and expenses relating to the authorization of the Shares for trading on the New York Stock Exchange, (g) filing fees relating to the review of the offering by the NASD, if any, (h) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement, and (i) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section, provided, however, that you will bear and pay the fees and expenses of your counsel (other than fees and disbursements relating to the registration or qualification of the Shares for offering and sale under the securities laws of the various states), your out-of-pocket expenses, and any advertising costs and expenses incurred by you incident to the offering of the Shares.

     Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Shares are subject to the accuracy of the representations and warranties of the Company and the Partnership contained herein or in certificates of any officer of the Company and the Partnership delivered pursuant to the provisions hereof, to the performance by the Company and the Partnership of their obligations hereunder, and to the following further conditions:

          (a) All filings in connection with the offering and sale of the Shares required by Rule 424 of the Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to your knowledge or the knowledge of the Company or the Partnership, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise in connection with the offering and sale of the Shares) shall have been complied with to your reasonable satisfaction.

          (b) You shall not have disclosed in writing to the Company, at or prior to the Closing Time, that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of your counsel, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) At the Closing Time, you shall have received the opinion of Hunton & Williams, counsel for the Company, addressed to you and dated the Closing Time, as to the matters set forth in Schedule I attached hereto.

          (d) You shall have received at the Closing Time, from Chapman and Cutler, your counsel, such opinion or opinions, dated the Closing Time with respect to the organization of the Company, the validity of the issuance of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

          (e) You shall have received at or prior to the Closing Time from Chapman and Cutler a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by you of the Shares under state securities or Blue Sky laws of such jurisdictions as you may have designated to the Company.

          (f) At the Closing Time, you shall have received from Coopers & Lybrand L.L.P., a letter or letters, dated the Closing Time, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the published Rules and Regulations, and stating to the effect set forth in
     Schedule II hereto.

          (g) Except as contemplated in the Prospectus, (i) the Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, the Partnership nor any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into transactions, and there shall not have been any material adverse change in the the number of outstanding shares of common stock, in the number of outstanding Units or in the long-term debt of the Company or the Partnership or any change in the condition (financial or other), net worth, business, affairs, management, prospects or results of operations of the Company or the Partnership, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

          (h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a general moratorium on commercial banking activities declared by either federal or state authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares in the manner contemplated in the Prospectus; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, or order of any court or other governmental authority, or the taking of any action by any federal, state or local government or agency in respect of fiscal or monetary affairs, if the effect of any such event specified in this clause (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares in the manner contemplated in the Prospectus.

          (i) You shall have received certificates, dated the Closing Time and signed by the Chief Executive Officer or the President and the Chief Financial Officer of the Company stating that (i) they have examined the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that (i) either the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any documents incorporated by reference therein, as of their respective effective, issue or filing dates, as the case may be, or (ii) the Prospectus, as amended or supplemented, and when read together with the documents incorporated by reference therein, as of the Closing Time, contained or contains, as of such date, any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, that
     (ii) all representations and warranties made herein by the Company and the Partnership are true and correct in all material respects at the Closing Time, with the same effect as if made at and as of the Closing Time, and all agreements herein to be performed by the Company at or prior to the Closing Time have been duly performed in all material respects.

          (j) The Company and the Partnership shall not have failed, refused, or been unable, at or prior to the Closing Time to have performed in all material respects any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to the Closing Time.

          (k) The Shares shall have been approved for trading on the New York Stock Exchange upon official notice of issuance thereof.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Chapman and Cutler, your counsel. The Company and the Partnership will furnish you with such conformed copies of such opinions, certificates, letters and documents as you may request.

     If any of the conditions specified above in this Section 5 shall not have been satisfied at or prior to the Closing Time or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

    Section 6. Indemnification and Contribution. (a) The Company and the Partnership will indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or the Partnership or based on any information furnished in writing by the Company or the Partnership, filed in any jurisdiction in order to qualify any or all of the Shares under the securities laws thereof ("Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof; and provided, further, that if the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading and such statement or omission shall have been corrected in an amended or supplemented Prospectus, the Company and the Partnership shall not be liable to you or controlling persons under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such person results from the fact that you sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such amended or supplemented Prospectus. In addition to its other obligations under this Section 6(a), the Company and the Partnership agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse you, in accordance with the provisions of Section 6(c), on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and the Partnership to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which the Company and the Partnership may otherwise have.

     (b) You will indemnify and hold harmless the Company and the Partnership, each of the Company's directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company or the Partnership within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, the Partnership or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Blue Sky Application or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, such amendment or supplement, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, the Partnership or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to your other obligations under this
Section 6(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), you will reimburse the Company and the Partnership, in accordance with Section 6(c), on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company and the Partnership for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement shall be in addition to any liabilities which you may otherwise have.

     (c) Any party which proposes to assert the right to be indemnified or reimbursed under this Section 6 shall, within ten days after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this Section 6 unless such indemnifying party has been materially prejudiced by such omission and such omission shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel in a written opinion that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) (provided, however, that the indemnifying party shall not be required to pay the fees and expenses of more than one counsel for all of the indemnified parties entitled to separate counsel pursuant to this clause (ii))or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses to the extent reasonable and applicable shall be borne by the indemnifying party.

An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. Each indemnified party, as a condition of such indemnity, shall cooperate in good faith with the indemnifying party in the defense of any such action or claim.

     (d) If the indemnification provided for in this Section 6 is for any reason, other than pursuant to the terms thereof, judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) to be unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and you, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Partnership, on the one hand, and you, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, the Company and the Partnership taken together and you shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership, on the one hand, or you, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by you and sold in the offering were offered exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or the Partnership or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person, with respect to an Underwriter or the Company or the Partnership, and will survive delivery of and payment for the Shares or termination of this Agreement.

     Section 8. Effective Date of Agreement and Termination. (a) This Agreement shall become effective upon execution.

     (b) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company if any condition specified in Section 5 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof.

     If you terminate this Agreement as provided in Sections 8(b), you shall notify the Company by telephone or telegram, confirmed by letter.

     Section 9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to J.C. Bradford & Co., 330 Commerce Street, Nashville, Tennessee 37201, Attention: Mike Simpson; and notices to the Company and the Partnership shall be directed to them at RFS Hotel Investors, Inc., 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120, Attention: Mr. Robert M. Solmson (with a copy sent in the same manner to Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright).

     Section 10. Parties. This Agreement is made solely for the benefit of and is binding upon the Underwriter, the Company and the Partnership and, to the extent provided in Section 6, any person controlling the Company, the Partnership, or the Underwriter, the officers and directors of the Company, and their respective administrators, successors and assigns and subject to the provisions of Section 6, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter.

     Section 11. Governing Law and Time. This Agreement shall be governed by the laws of the State of Tennessee. Specified time of the day refers to Nashville, Tennessee time. Time shall be of the essence of this Agreement.

     Section 12. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Partnership and the Underwriter in accordance with its terms

                                       Very truly yours,

                                       RFS HOTEL INVESTORS, INC.


                                       By:      MICHAEL J. PASCAL
                                            -----------------------------------
                                         Name:     Michael J. Pascal
                                              ---------------------------------
                                         Title: CFO/Secretary/Treasurer
                                                -------------------------------


                                       RFS PARTNERSHIP, L.P.

                                       By: RFS HOTEL INVESTORS, INC.
                                           General Partner

                                       By:      MICHAEL J. PASCAL
                                           ------------------------------------
                                           Name:     Michael J. Pascal
                                                 ------------------------------
                                           Title: CFO/Secretary/Treasurer
                                                  -----------------------------



Confirmed and accepted as of the date
first above written:

J.C. BRADFORD & CO.



By: CATHERINE GEMMATO-SMITH
    ---------------------------------
    Name: Catherine Gemmato-Smith
          ---------------------------
    Title: Managing Director
           --------------------------

                                   SCHEDULE I

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with the corporate power and authority to own and lease its properties and to conduct its business as now conducted as described in the Prospectus.

               (ii) The Partnership is a limited partnership duly formed and validly existing under the Tennessee Revised Uniform Limited Partnership Act (the "Tennessee Act") with the partnership power and authority to own and lease its properties and to conduct its business as now conducted as described in the Prospectus.

               (iii) The Company has the corporate power and authority to enter into the Underwriting Agreement, to issue, sell and deliver the Shares as provided therein and to consummate the transactions contemplated therein. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action on behalf of the Company, and the Underwriting Agreement has been executed and delivered by the Company.

               (iv) The Partnership has the partnership power and authority to enter into the Underwriting Agreement and to consummate the transactions contemplated therein. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary action on behalf of the Partnership and the Underwriting Agreement has been executed and delivered by the Company, as sole general partner of the Partnership, on behalf of the Partnership.

               (v) No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of the Underwriting Agreement and the consummation by the Company and the Partnership of the transactions contemplated thereby, except such as has been made or obtained under the Act and such as may be required under state securities or real estate syndication laws or required by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriter, as to which we express no opinion.

               (vi) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of the Underwriting Agreement by the Company or the Partnership will violate the Charter, the Bylaws, the Certificate of Limited Partnership or the Partnership Agreement.

               (vii) The issuance and sale of the Shares to the Underwriter pursuant to the Underwriting Agreement have been validly authorized by the Company. When issued and delivered against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. No statutory, or, to our knowledge, other preemptive rights of shareholders exist with respect to any of the Shares. To our knowledge, no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

               (viii) To our knowledge, except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company or the Partnership or any of the Company's officers or directors or to which the properties, assets or rights of either such entity are subject, which, if determined adversely to such entity, would have a material adverse effect on the financial position, results of operations or business of the Company.

               (ix) The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (x) The Prospectus and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and the other financial data therein, as to which we express no opinion, when they became effective or were filed with the Commission, as the cause may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission therein.